                                                                    EXHIBIT 10.3



                           RECEIVABLES SALE AGREEMENT


                            DATED AS OF JULY 2, 2001


                                      AMONG


                            CHOICEPOINT CAPITAL INC.,
                                   AS SELLER,


                                       AND



                           CHOICEPOINT FINANCIAL INC.,
                                  AS PURCHASER

                                TABLE OF CONTENTS


                                                                                              PAGE
                                                                                              ----
ARTICLE I CONTRIBUTION AND SALE OF RECEIVABLES............................................      2

Section 1.1       Capitalization of Purchaser.............................................      2

Section 1.2       Purchases; Purchase Reports.............................................      2

Section 1.3       Payment for the Purchases...............................................      3

Section 1.4       Purchase Price Credit Adjustments.......................................      4

Section 1.5       Payments and Computations, Etc..........................................      4

Section 1.6       License of Software.....................................................      5

Section 1.7       Intention of the Parties; Marking of Records; Further Assurances........      5

Section 1.8       Characterization; Grant of Security Interest............................      6

ARTICLE II REPRESENTATIONS AND WARRANTIES.................................................      6

Section 2.1       Representations and Warranties of Seller................................      6
   (a)      Existence and Power...........................................................      6
   (b)      Power and Authority; Due Authorization, Execution and Delivery................      7
   (c)      No Conflict...................................................................      7
   (d)      Governmental Authorization....................................................      7
   (e)      Actions, Suits................................................................      7
   (f)      Binding Effect................................................................      7
   (g)      Accuracy of Information.......................................................      8
   (h)      Use of Proceeds...............................................................      8
   (i)      Good Title....................................................................      8
   (j)      Perfection....................................................................      8
   (k)      Places of Business and Locations of Records...................................      8
   (l)      LockBoxes, Etc................................................................      8
   (m)      Seller Material Adverse Effect................................................      9
   (n)      Names.........................................................................      9
   (o)      Ownership of Purchaser........................................................      9
   (p)      Not a Holding Company or an Investment Company................................      9
   (q)      Compliance with Law...........................................................      9
   (r)      Compliance with Credit and Collection Policy..................................      9
   (s)      Payments to Seller............................................................      9
   (t)      Enforceability of Contracts...................................................     10
   (u)      Eligible Receivables..........................................................     10
   (v)      Accounting....................................................................     10
   (w)      Solvency......................................................................     10


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

ARTICLE III CONDITIONS OF PURCHASE........................................................     10

Section 3.1       Conditions Precedent to Purchase........................................     10

Section 3.2       Conditions Precedent to Subsequent Payments.............................     10

ARTICLE IV COVENANTS......................................................................     11

Section 4.1       Affirmative Covenants of Seller.........................................     11
   (a)      Financial Reporting...........................................................     11
      (i)      Annual Reporting...........................................................     11
      (ii)     Quarterly Reporting........................................................     11
      (iii)    Financial Officer's Certificate............................................     11
      (iv)     S.E.C. Filings.............................................................     11
      (v)      Change in Credit and Collection Policy.....................................     11
      (vi)     Other Information..........................................................     12
   (b)      Notices.......................................................................     12
      (i)      Termination Events or Unmatured Termination Events.........................     12
      (ii)     Judgment and Proceedings...................................................     12
      (iii)    Seller Material Adverse Effect.............................................     12
   (c)      Compliance with Laws and Preservation of Existence............................     12
   (d)      Audits........................................................................     13
   (e)      Keeping and Marking of Records and Books......................................     13
   (f)      Compliance with Contracts and Credit and Collection Policy....................     14
   (g)      Ownership.....................................................................     14
   (h)      Administrator's and Lender's Reliance.........................................     14
   (i)      Collections...................................................................     14
   (j)      Taxes.........................................................................     15

Section 4.2       Negative Covenants of Seller............................................     15
   (a)      Name Change, Offices and Records..............................................     15
   (b)      Change in Payment Instructions to Obligors....................................     15
   (c)      Modifications to Contracts and Credit and Collection Policy...................     15
   (d)      Sales, Adverse Claims.........................................................     15
   (e)      Accounting for Purchases......................................................     16

ARTICLE V TERMINATION EVENTS..............................................................     16

Section 5.1       Termination Events......................................................     16

Section 5.2       Remedies................................................................     17

ARTICLE VI INDEMNIFICATION................................................................     18

Section 6.1       Indemnities by Seller...................................................     18

Section 6.2       Other Costs and Expenses................................................     20


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
Section 6.3       Taxes...................................................................     20

ARTICLE VII MISCELLANEOUS.................................................................     20

Section 7.1       Waivers and Amendments..................................................     20

Section 7.2       Notices.................................................................     21

Section 7.3       Protection of Ownership Interests of Purchaser..........................     21

Section 7.4       Confidentiality.........................................................     22

Section 7.5       Bankruptcy Petition.....................................................     22

Section 7.6       CHOICE OF LAW...........................................................     23

Section 7.7       CONSENT TO JURISDICTION.................................................     23

Section 7.8       WAIVER OF JURY TRIAL....................................................     23

Section 7.9       Integration; Binding Effect; Survival of Terms..........................     24

Section 7.10      Counterparts; Severability; Section References..........................     24


                       EXHIBITS AND SCHEDULES

Exhibit I       -  Definitions

Exhibit II      -  Chief Executive Office; Principal Place(s) of Business;
                   Location(s) of Records; Federal Employer Identification Number; Other Names

Exhibit III     -  LockBoxes, LockBox Accounts, Depositary Accounts

Exhibit IV      -  Form of Financial Officer's Certificate

Exhibit V       -  Form of Subordinated Note

Exhibit VI         Form of Purchase Report

Schedule A         List of Documents to Be Delivered to Purchaser Prior to the
                   Closing Date

                           RECEIVABLES SALE AGREEMENT

                  THIS RECEIVABLES SALE AGREEMENT, dated as of July 2, 2001, is by and between:

                  (a) ChoicePoint Capital Inc., a Delaware corporation (together with its successors, "SELLER"), and

                  (b) ChoicePoint Financial Inc., a Delaware corporation (together with its successors, "PURCHASER").

UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I HERETO OR, IF NOT DEFINED THEREIN, IN THE FIRST STEP SALE AGREEMENT (HEREINAFTER DEFINED).

                             PRELIMINARY STATEMENTS

                  Purchaser may from time to time acquire various Receivables and the Related Security and Collections associated therewith pursuant to that certain Receivables Sale and Contribution Agreement dated as of July 2, 2001 by and among ChoicePoint Services Inc. ("PARENT ORIGINATOR"), PRC Corporation, a Georgia corporation, ChoicePoint Business and Government Services Inc., a Georgia corporation, ChoicePoint Direct Inc., an Illinois corporation, Statewide Data Services, Inc., a Florida corporation, I.R.S.C., Inc., a California corporation, ChoicePoint Public Records Inc., a Georgia corporation, Patlex Corporation, a Pennsylvania corporation, National Safety Alliance Incorporated, a Tennessee corporation, and BTi Employee Screening Services Inc., a Texas corporation (all of the foregoing including Parent Originator, collectively, the "ORIGINATORS"), as sellers, and Seller, as purchaser (as amended, restated or otherwise modified from time to time, the "FIRST STEP SALE AGREEMENT").

                  Seller wishes to contribute all of Seller's right, title and interest in certain of the Receivables and to sell all other Receivables, in each case, together with the associated Collections and Related Security, to Purchaser, and Purchaser wishes to acquire the foregoing from Seller.

                  Each of the parties hereto intends the transactions contemplated hereby to be true sales or other outright conveyances of Receivables to Purchaser, providing Purchaser with the full benefits of ownership of the Receivables transferred to it, and neither of the parties hereto intends any of such transactions to be, or for any purpose to be characterized as, loans from Purchaser to Seller.


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

                  Purchaser intends to finance certain of its purchases of Receivables hereunder in part by borrowing under that certain Loan Agreement dated as of July 2, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "LOAN AGREEMENT") among Purchaser, as borrower, Parent Originator, as initial servicer, Three Pillars Funding Corporation (together with its successors and permitted assigns, "LENDER"), and SunTrust Equitable Securities Corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "ADMINISTRATOR").

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                      CONTRIBUTION AND SALE OF RECEIVABLES

         Section 1.1       Capitalization of Purchaser. Effective on the Closing
Date: (a) Seller hereby contributes to Purchaser all Existing Receivables (the "ORIGINAL CONTRIBUTED RECEIVABLES"), together with the associated Collections and Related Security, in exchange for 100% of Purchaser's authorized capital stock, and (b) Purchaser hereby accepts from Seller as a contribution to Purchaser's capital, the Original Contributed Receivables, together with the associated Collections and Related Security.

         Section 1.2       Purchases; Purchase Reports.

         (a) Upon the terms and subject to the conditions set forth herein, effective on the Closing Date and on each Business Day after the Closing Date through and including the Termination Date (each such Business Day, a "PURCHASE DATE"), Seller does hereby sell, assign, transfer, set-over and otherwise convey to Purchaser, in consideration for the Purchase Price, without recourse (except to the extent expressly provided herein), and Purchaser does hereby purchase from Seller, all of Seller's right, title and interest in and to all Receivables (other than Original Contributed Receivables) existing as of the close of business on the Business Day immediately preceding such Purchase Date, together with all Related Security and Collections associated therewith. Purchaser shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

         (b) On each Reporting Date, Seller shall (or shall require Servicer to) deliver to Purchaser (with a copy to Administrator) a report in substantially the form of Exhibit VI hereto (each such report being herein called a "PURCHASE REPORT") with respect to the Receivables sold during the Calculation Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any


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

Receivables purchased hereunder, Purchaser may request that Seller deliver, and Seller shall deliver, such information or documents as Purchaser may reasonably request.

         Section 1.3       Payment for the Purchases.

         (a) The Purchase Price for each Purchase shall be payable in full by Purchaser to Seller on the applicable Purchase Date in the following manner:

                  (i) by delivery to Seller or its designee of immediately available funds;

                  (ii) by delivery to Seller or its designee of the proceeds of a subordinated revolving loan from Seller to Purchaser (each, a "SUBORDINATED LOAN") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Purchaser's Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Seller is hereby authorized by Purchaser to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, PROVIDED THAT the failure to make such notation shall not affect any obligation of Purchaser thereunder, and

                  (iii) at Seller's election unless the Termination Date has occurred, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Seller irrevocably agrees to advance each Subordinated Loan requested by Purchaser on or prior to the Termination Date. The Subordinated Loans owing to Seller shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Purchaser is not required under the Receivables Sale Agreement to set aside for the benefit of, or otherwise pay over to, Purchaser.

         (b) From and after the Termination Date, Seller shall not be obligated to (but may, at its option) sell or contribute Receivables to Purchaser.

         (c) Although the Purchase Price for each Receivable shall be due and payable in full by Purchaser to Seller on the Purchase Date immediately following the Business Day on which such Receivable came into existence, settlement of the Purchase Price between Purchaser and Seller shall be effected on a monthly basis on Settlement Dates with respect to all Receivables originated during the same Calculation Period and based on the information contained in the Purchase Report delivered by or on behalf of Seller for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 and any contribution of capital by Seller to Purchaser made pursuant to Section 1.3(a)(iii) shall be


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deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

         Section 1.4       Purchase Price Credit Adjustments.  If on any day:

         (a) the Outstanding Balance of any Receivable purchased from Seller is:

                  (i) reduced as a result of any defective, rejected or returned goods or services, any discount or adjustment or otherwise by Seller (OTHER THAN A REDUCTION IN SUCH OUTSTANDING BALANCE RESULTING FROM (A) cash Collections received by Purchaser or Servicer, on Purchaser's behalf, on account of such Receivable's Outstanding Balance, or (B) any reserve established against or write-off of such Receivable that is made due to its becoming a Defaulted Receivable),

                  (ii) reduced (in whole or in part) as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

         (b) any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable, then, in such event, Purchaser shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable to Seller hereunder equal to (x) in the case of a reduction under the preceding clause (a)(i) or
(ii), the amount of such whole or partial reduction, and (y) in the case of a misrepresentation described in the preceding clause (b), the full Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the aggregate Original Balance of the Receivables on any day, Seller shall pay the remaining amount of such Purchase Price Credit in cash (i) if the Termination Date has not occurred, not later than the next Settlement Date, and (ii) if the Termination Date has occurred, immediately, PROVIDED THAT if the Termination Date has not occurred, Seller shall be allowed to deduct the remaining amount of any Purchase Price Credit owing by it from any indebtedness owed to it under the Subordinated Note.

         Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by Purchaser hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Seller designated from time to time by Seller or as otherwise directed by Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; PROVIDED, HOWEVER, that such Default Fee shall not at any time exceed the maximum rate


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permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         Section 1.6       License of Software.

         (a) To the extent that any software used by Seller to account for the Receivables is non-transferable, Seller hereby grants to Purchaser, Servicer and their respective assigns, an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by Seller to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by Seller or is owned by others and used by Seller under license agreements with respect thereto, PROVIDED THAT should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Seller hereby agrees that upon the request of Purchaser (or its assigns), Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations (as defined in the Loan Agreement), and (ii) the date on which each of this Agreement and the Loan Agreement terminates in accordance with its terms.

         (b) Seller (i) shall take such action requested by Purchaser and/or Administrator (as the ultimate assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Purchaser and its assigns have an enforceable ownership interest in the records included in the Receivable Files relating to the Receivables purchased from Seller hereunder, and (ii) shall use its reasonable efforts to ensure that Purchaser, Servicer and their respective assigns each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such records.

         Section 1.7 Intention of the Parties; Marking of Records; Further Assurances. It is the intention of the parties hereto that each sale or contribution of Receivables under this Agreement shall constitute a sale or other absolute transfer and assignment, which sale or other transfer is absolute and irrevocable and provides Purchaser with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed to Seller pursuant to Section 1.4, each sale of Receivables hereunder by Seller is made without recourse to Seller; PROVIDED, HOWEVER, that (i) Seller shall be liable to Purchaser and each of its assigns for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of the Transaction Documents to which Seller is a party, and (ii) such sale does not constitute, and is not intended to result in, an assumption by Purchaser or any assignee thereof of any obligation of Seller or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Seller. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a purchase and sale of such Receivables rather than a loan secured thereby, Seller agrees that it will, on or prior to the Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records


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

relating to the Receivables with a legend stating that Purchaser has purchased such Receivables and to note in its financial statements that its Receivables have been sold to Purchaser. Upon the request of Purchaser or any of its assigns, Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Purchaser's ownership interest in the Receivables and the Related Security (other than Excluded Items) that is subject to Article 9 of the UCC and Collections with respect thereto, or as Purchaser or any of its assigns may reasonably request.

         Section 1.8 Characterization; Grant of Security Interest. If, notwithstanding the intention of the parties expressed in Section 1.7, any sale or contribution by Seller of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale or contribution shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale or contribution of Receivables by Seller hereunder shall constitute a true sale or other outright conveyance thereof: Seller hereby grants to Purchaser a valid and continuing security interest in all of Seller's right, title and interest in, to and under all Receivables which are now existing or hereafter created by Seller, all Collections and Related Security with respect thereto, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from Seller together with all other obligations of Seller hereunder, which security interest shall be prior to all other Adverse Claims thereto. Purchaser and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of Seller. On the Closing Date and on each Purchase Date, Seller hereby represents and warrants to Purchaser, as to Seller and the Receivables originated by it, as follows:

         (a) Existence and Power. Seller is a corporation duly incorporated under the laws of the state indicated after its name in the preamble to this Agreement (Seller's "APPLICABLE STATE"). Seller is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Seller Material Adverse Effect.


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

         (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and Seller's use of the proceeds of the Purchases made from it hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Seller is a party has been duly executed and delivered by Seller.

         (c) No Conflict. The execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Seller or its Subsidiaries (except as created hereunder) except, in any case described in clauses (i)-(iv) inclusive, where such contravention or violation could not reasonably be expected to have a Seller Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

         (e) Actions, Suits. Except as disclosed in the SEC Filings, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Seller or any of its Subsidiaries which could reasonably be expected to have a Seller Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Subordinated Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Seller Material Adverse Effect, Seller and its Subsidiaries have no material contingent obligations not provided for or disclosed in the SEC Filings.

         (f) Binding Effect. This Agreement and each other Transaction Document to which Seller is a party constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


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

         (g) Accuracy of Information. All written information heretofore furnished by Seller or any of its Affiliates to Purchaser (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such written information hereafter furnished by Seller or any of its Affiliates to Purchaser (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

         (h) Use of Proceeds. No portion of any Purchase Price payment to Seller hereunder will be used for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to Seller.

         (i) Good Title. Immediately prior to each Purchase from Seller hereunder and upon the creation of each Receivable, Seller (i) is the legal and beneficial owner of the Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each such Receivable, its Collections and the Related Security (except for Excluded Items).

         (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Purchaser (and Purchaser shall acquire from Seller) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by Seller, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of Seller's right, title and interest in the Related Security associated with each such Receivable (except for Excluded Items), in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Purchaser's ownership interest in such Receivables, the Related Security (except for Excluded Items) and the Collections.

         (k) Places of Business and Locations of Records. Seller's chief executive office, principal place(s) of business, and locations where it keeps all of its Receivable Files are located at the address(es) listed on Exhibit II or such other locations of which Purchaser has been notified in accordance with
Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.

         (l) LockBoxes, Etc. The addresses of all existing LockBoxes and the banks, account names and account numbers for all existing LockBox Accounts and Depositary Accounts are correctly listed on Exhibit III. Seller has not granted any Person, other than


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

Purchaser (and Administrator, as its pledgee) dominion and control of any LockBox, any LockBox Account or any Depositary Account, or the right to take dominion and control of any such LockBox, LockBox Account or Depositary Account at a future time or upon the occurrence of a future event.

         (m) Seller Material Adverse Effect. Since the date on which Seller was incorporated, no event has occurred that would have a Seller Material Adverse Effect.

         (n) Names. The name in which Seller has executed this Agreement is identical to the name of Seller as indicated on the public records of its Applicable State. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

         (o) Ownership of Purchaser. Seller owns, directly or indirectly, 100% of the issued and outstanding equity interests of Purchaser, free and clear of any Adverse Claims. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Purchaser.

         (p) Not a Holding Company or an Investment Company. Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (q) Compliance with Law. Seller has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Seller Material Adverse Effect. Each Receivable originated by Seller, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Seller Material Adverse Effect.

         (r) Compliance with Credit and Collection Policy. Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Purchaser (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

         (s) Payments to Seller. With respect to each Receivable sold to Purchaser by Seller hereunder, the Purchase Price received by Seller constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by Seller of any Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et seq.), as amended.

         (t) Enforceability of Contracts. Each Contract with respect to each Receivable sold by Seller hereunder is effective to create, and has created, a legally valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (u) Eligible Receivables. Each Receivable which is reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Purchaser hereunder.

         (v) Accounting. The manner in which Seller accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

         (w)      Solvency. Seller is Solvent.


                                  ARTICLE III

                             CONDITIONS OF PURCHASE

         Section 3.1 Conditions Precedent to Purchase. The initial Purchase from Seller under this Agreement is subject to the conditions precedent that (a) Purchaser shall have been capitalized with the Initial First Step Contribution, and (b) Purchaser shall have received on or before the date of such Purchase those documents listed on Schedule A.

         Section 3.2 Conditions Precedent to Subsequent Payments. Purchaser's obligation to pay Seller for any Receivable shall be subject to the further conditions precedent that: (a) as of the applicable Purchase Date, Purchaser (or its assigns) shall have received such other documents as it may reasonably request and (b) as of the applicable Purchase Date, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Seller that such statements are then true):

                  (i) the representations and warranties of Seller set forth in Article II are true and correct in all material respects on and as of the date such Receivable came into existence as though made on and as of such date; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold; and

                  (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon the applicable Purchase Date for any Receivable, title to such Receivable and the Related Security and Collections with respect thereto shall vest in Purchaser, whether or not the conditions precedent to Purchaser's obligation to pay for such Receivable were in fact satisfied and whether or not the Purchase Price has actually been paid as of such date; PROVIDED, HOWEVER, that failure of Seller to satisfy any of the foregoing conditions precedent shall give rise to a right of Purchaser to rescind the related Purchase and direct Seller to pay to Purchaser an amount equal to the Purchase Price payment, if any, made with respect to the Receivables included in such Purchase.


                                   ARTICLE IV
                                   COVENANTS

         Section 4.1 Affirmative Covenants of Seller. Until the date on which this Agreement terminates in accordance with its terms, Seller hereby covenants as set forth below:

                  (a) Financial Reporting. Seller will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Purchaser (and its assigns):

                           (i)      Annual Reporting. Within 95 days after the
close of each of its fiscal years, the financial statements required to be delivered to Seller under Section 4.1(a)(i) of the First Step Sale Agreement.

                           (ii)     Quarterly Reporting. Within 50 days after
the close of the first three quarterly periods of each of its fiscal years, the financial statements and certificates required to be delivered to Seller under
Section 4.1(a)(ii) of the First Step Sale Agreement

                           (iii)    Financial Officer's Certificate. Together
with the financial statements required hereunder, a certificate in substantially the form of Exhibit IV signed by a Financial Officer of Seller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv)     S.E.C. Filings. Promptly upon the filing
thereof, copies of all tender offer documents and reports on Form 8-K (or any successor form thereto) which ChoicePoint Inc. or any of its Subsidiaries files with the Securities and Exchange Commission.

                           (v)      Change in Credit and Collection Policy. At
least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and

Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed material change or material amendment, and
(B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables in any material respect, requesting Purchaser's (and, if the Loan Agreement remains in effect, Administrator's) consent thereto.

                           (vi)     Other Information. Promptly, from time to
time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Seller as Purchaser (or its assigns) may from time to time reasonably request in order to protect the interests of Purchaser (and its assigns) under or as contemplated by this Agreement.

         (b)      Notices. As soon as practicable and in any event within one
(1) Business Day after learning of any of the following, Seller will notify Purchaser (and, while the Loan Agreement remains in effect, Administrator) in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i)      Termination Events or Unmatured Termination
Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of a Financial Officer of Seller.

                           (ii)     Judgment and Proceedings. (1) The entry of
any judgment or decree against ChoicePoint Inc. or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against ChoicePoint Inc. and its Subsidiaries exceeds $5,000,000 after deducting (a) the amount with respect to which ChoicePoint Inc. or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing or undertaken the defense with a reservation of rights, and (b) the amount for which ChoicePoint Inc. or such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Purchaser (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Seller which, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect.

                           (iii)    Seller Material Adverse Effect. The
occurrence of any event or condition that has had, or could reasonably be expected to have, a Seller Material Adverse Effect.

         (c) Compliance with Laws and Preservation of Existence. Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Seller Material Adverse Effect. Seller will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Seller Material Adverse Effect.

         (d) Audits. Seller will furnish to Purchaser and Administrator (as Purchaser's pledgee) from time to time such information with respect to Seller and the Receivables sold or contributed by it as Purchaser (or Administrator) may reasonably request. Seller will, from time to time during regular business hours as requested by Purchaser (or Administrator), upon reasonable notice and at the sole cost of Seller, permit an accounting firm designated by Purchaser (or by Administrator), on at least a semi-annual basis: (i) to examine and make copies of and abstracts from all Receivable Files in the possession or under the control of Seller and other records relating to the Receivables originated by Seller, the Collections and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Seller's financial condition or the Receivables and the Related Security or Seller's performance under any of the Transaction Documents or Seller's performance under the Contracts and, in each case, with any of the officers or employees of Seller having knowledge of such matters; PROVIDED, HOWEVER, that unless and until a Termination Event shall have occurred and be continuing, Seller and the Originators in the aggregate shall not be responsible to pay for more than two (2) such examinations in any period beginning on July 2 of one year and ending on July 1 of the following year.

         (e)      Keeping and Marking of Records and Books.

                           (i)      Seller will maintain and implement
         administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each Receivable and all Collections of and adjustments to each Receivable sold or contributed by it). Seller will give Purchaser (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Seller will (A) on or prior to the Closing Date, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Purchaser (or its assigns), describing Purchaser's ownership interests in such Receivables and (B) upon the request of Purchaser (or its assigns) from and after the occurrence of a Termination Event: (x) mark each invoice evidencing any Receivable with a legend describing Purchaser's ownership thereof and (y) at any time after Seller (or one of its Affiliates) is no longer acting as Servicer, deliver to Purchaser (or its assigns) all Contracts relating to such Receivables.

         (f) Compliance with Contracts and Credit and Collection Policy. Seller will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

         (g) Ownership. Seller will take all necessary action to establish and maintain, irrevocably in Purchaser: (A) legal and equitable title to the Receivables and the Collections and (B) all of Seller's right, title and interest in the Related Security associated with the Receivables (except for Excluded Items), in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Purchaser (and its assigns) (INCLUDING, WITHOUT LIMITATION, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Purchaser's interest in such Receivables, Related Security (except for Excluded Items) and Collections and such other action to perfect, protect or more fully evidence the interest of Purchaser as Purchaser (or its assigns) may reasonably request).

         (h) Administrator's and Lender's Reliance. Seller acknowledges that Purchaser is entering into the transactions contemplated by the Receivables Sale Agreement, and Administrator and Lender are entering into the transactions contemplated by the Loan Agreement, in reliance upon Purchaser's identity as a legal entity that is separate from Seller and any Affiliates thereof. Therefore, from and after the Closing Date, Seller will take all reasonable steps within Seller's control to maintain Purchaser's identity as a separate legal entity and to make it manifest to third parties that Purchaser is an entity with assets and liabilities distinct from those of Seller and any Affiliates thereof and not just a division of Seller or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller
(i) will not hold itself out to third parties as liable for the debts of Purchaser nor purport to own any of the Receivables and other assets acquired by Purchaser, (ii) will not take any action that would cause Purchaser to violate the "separateness covenants" set forth in Section 7.1(i) of the Loan Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Seller and Purchaser on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

         (i) Collections. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a LockBox Account or a Depositary Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Purchaser and its assigns. Seller will transfer exclusive ownership, dominion and control of each LockBox, LockBox Account and Depositary Account to Purchaser and, will not grant the right to take dominion and control of any LockBox, any LockBox Account or any Depositary Account at a future time or upon the occurrence of a future event to any Person, except to Purchaser, as contemplated by this Agreement, and to Administrator, as contemplated by the Loan Agreement.

         (j) Taxes. Seller will file all tax returns and reports required by law to be filed by it and promptly pay all Covered Taxes at any time owing, except any such Covered Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         Section 4.2 Negative Covenants of Seller. Until the date on which this Agreement terminates in accordance with its terms, Seller hereby covenants that:

         (a)      Name Change, Offices and Records. Seller will not change its
(i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Purchaser's interest in the Receivables or the associated Related Security (except for Excluded Items) and Collections or any office where Receivable Files are kept unless, in each of the foregoing cases, it shall have: (A) given Purchaser (and Administrator as Purchaser's pledgee) written notice thereof within 30 days thereafter and (B) delivered to Administrator (as Purchaser's pledgee) all financing statements, instruments and other documents reasonably requested by Purchaser (or Administrator, as Purchaser's pledgee) in connection with such change or relocation.

         (b) Change in Payment Instructions to Obligors. Seller will not add or terminate any LockBox, LockBox Account or Depositary Account, or make any change in the instructions to Obligors regarding payments to be made to any LockBox, any LockBox Account or any Depositary Account, unless Purchaser and, if the Loan Agreement remains in effect, Administrator shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a LockBox, LockBox Account or Depositary Account, an executed LockBox and Collection Account Agreement; PROVIDED, HOWEVER, that Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing LockBox, LockBox Account, Depositary Account.

         (c) Modifications to Contracts and Credit and Collection Policy. Seller will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as a sub-Servicer, Seller will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

         (d) Sales, Adverse Claims. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any LockBox, LockBox Account or Depositary Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Purchaser provided for herein), and Seller will defend the right, title and interest of Purchaser in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller.

         (e) Accounting for Purchases. Seller will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any financial statements in any manner other than the sale (or other outright conveyance) by Seller to Purchaser of the Receivables and the associated Collections and Related Security except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V
                               TERMINATION EVENTS

         Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

         (a) Seller shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three (3) consecutive Business Days.

         (b) Any representation, warranty, certification or statement made by Seller in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and PROVIDED FURTHER, that any misrepresentation or certification for which Purchaser has actually received a Purchase Price Credit from Seller shall not constitute a Termination Event hereunder.

         (c) Seller shall breach any covenant contained in Section 4.1(b)(i) which is not cured within three (3) Business Days, or Seller shall breach any covenant contained in Section 4.2(c) or 4.2(e), which is not cured within thirty (30) days, or Seller shall breach any covenant contained in
Section 4.2(a), (b) or (d).

         (d) Seller shall breach, fail to perform or observe any covenant contained in any Section of this Agreement (which is not covered by another subsection, paragraph or clause of this Section 5.1) or of any other Transaction Document to which it is a party which is not remedied within thirty (30) days after written notice from Purchaser (or, at any time while the Loan Agreement remains in effect, Administrator).

         (e) Failure of Seller or any of its Subsidiaries to pay any of its Material Debts when due; or the default by Seller or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which such Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; or any Material Debt of Seller or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof.

         (f) (i) Seller shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) Seller shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection
(f).

         (g)      A Change of Control shall occur.

         (h) Seller or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         (i) The Subordinated Note shall be assigned, pledged or otherwise transferred to any Person in violation of the last section thereof.

         Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Purchaser may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Seller; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to Seller under the United States Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Seller and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Seller to Purchaser. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Purchaser and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 Indemnities by Seller. Without limiting any other rights that Purchaser may have hereunder or under applicable law, Seller hereby agrees to indemnify (and pay upon demand to) Purchaser and its assigns, officers, directors, agents and employees (each a "SELLER INDEMNIFIED PARTY") from and against any and all damages, losses, claims, Covered Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Purchaser or any such assign) and disbursements (all of the foregoing being collectively referred to as "SELLER INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of any of the following:

                  (i) any representation or warranty made by Seller (or any officers of Seller) under or in connection with any Purchase Report, this Agreement, any other Transaction Document to which Seller is a party or any other information or report delivered by Seller pursuant hereto or thereto for which Purchaser has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

                  (ii) the failure by Seller, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

                  (iii) any failure of Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which Seller is a party;

                  (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract to which Seller is a party or any Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or failure to pay due to financial inability) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which Seller is a party, the transactions contemplated hereby, Seller's use of the proceeds of the Purchase from it hereunder, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Seller in which any Seller Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix) any failure to vest and maintain vested in Purchaser, or to transfer to Purchaser, legal and equitable title to, and ownership of, the Receivables and the associated Collections, and all of Seller's right, title and interest in the Related Security associated with such Receivables (other than Excluded Items), in each case, free and clear of any Adverse Claim;

                  (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable or the Related Security (other than Excluded Items) and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the applicable Purchase from Seller hereunder or at any subsequent time;

                  (xi) any attempt by any Person to void any Purchase from Seller hereunder under statutory provisions or common law or equitable action; and

                  (xii) the failure of any Receivable that is reflected as an Eligible Receivable on any Purchase Report prepared by Seller (or by Servicer on its behalf) to be an Eligible Receivable at the time acquired by Purchaser;

EXCLUDING, HOWEVER, (a) Seller Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that Seller Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Seller Indemnified Party seeking indemnification; (b) Seller Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; and (c) Excluded Taxes. Nothing in this
Section 6.1 shall limit the liability
of Seller or limit the recourse of Purchaser to Seller for amounts otherwise specifically provided to be paid by Seller under the terms of this Agreement.

         Section 6.2 Other Costs and Expenses. Seller agrees to pay to Purchaser, on demand, (a) all reasonable out-of-pocket costs and expenses in connection with (i) the preparation, execution and delivery of this Agreement and the other documents to be delivered hereunder, and (ii) the preparation, execution and delivery of any amendment hereto or waiver hereof requested by Seller, and (b) any and all reasonable costs and expenses of Purchaser, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder.

         Section 6.3 Taxes. All payments by Seller to or for the account of Purchaser (or any of its assigns) hereunder or under any other Transaction Document to which Seller is a party shall be made free and clear of and without deduction for any and all Covered Taxes. If Seller shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to Purchaser (or any of its assigns), (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.3), Purchaser (or such assign, as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) Seller shall make such deductions, (c) Seller shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) Seller shall furnish to Purchaser (and to Administrator, as the ultimate assignee) the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                                  ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1       Waivers and Amendments.

                  (a) No failure or delay on the part of Purchaser (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Seller and Purchaser and, for so long as the Loan Agreement remains in effect to the extent required thereunder, by Administrator. At any time while the Loan Agreement remains in effect, any material amendment, supplement, modification or waiver will require

         Administrator's receipt of written notice from S&P and Moody's that such change will not cause the rating on the then outstanding commercial paper of Lender to be downgraded or withdrawn.

         Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule B hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

         Section 7.3       Protection of Ownership Interests of Purchaser.

         (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Purchaser (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Purchaser and its assigns therein, or to enable Purchaser (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the earlier to occur of a Termination Event or an Amortization Event: Purchaser (or its assigns) may, at Seller's sole cost and expense, direct Seller to notify the Obligors of Receivables of the ownership interests of Purchaser under this Agreement and may also direct that payments of all amounts due or that become due under any or all such Receivables be made directly to Purchaser or its designee.

         (b)      If Seller fails to perform any of its obligations hereunder:

                  (i) with not less than ten (10) days' prior written notice (or, if such 10-days would have the effect of extending the cure period, if any, applicable to Seller's nonperformance, such shorter period of prior written notice as would not cause such an extension), Purchaser (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Purchaser's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 6.2;

                  (ii) Seller irrevocably authorizes Purchaser (and its assigns) at any time and from time to time in the sole discretion of Purchaser (or its assigns), and appoints Purchaser (and its assigns) as its attorney(ies)-in-fact, to act on behalf of Seller (A) to execute on behalf of Seller as debtor (if the debtor's signature is required) and to file financing statements (with or without Seller's signature, as debtor, as permitted by applicable law) necessary or desirable in Purchaser's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Purchaser in the

         Receivables and the associated Related Security (except for Excluded Items) and Collections and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Purchaser (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Purchaser's interests in such Receivables.

The appointment under the foregoing clause (ii) is coupled with an interest and is irrevocable.

         Section 7.4       Confidentiality.


                  (a) Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to Administrator and Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Seller and its officers and employees may disclose such information to Seller's external accountants, attorneys and other advisors and as required by any applicable law, rule, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law). The restrictions in this Section 7.4(a) shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by Seller or one of its Affiliates.

                  (b) Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to Purchaser, Administrator, the Liquidity Banks or Lender by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), (iii) to any of Lender's rating agencies, commercial paper dealers or Support Providers or to any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Administrator acts as the administrative agent or administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information, and (iv) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         Section 7.5 Bankruptcy Petition. Seller hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Lender, it will not institute against, or join any other Person in instituting against, Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Seller hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Purchaser, it will not institute against, or join any other Person in instituting against, Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States

         Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE OWNERSHIP OR SECURITY INTERESTS OF PURCHASER.

         Section 7.7 CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF PURCHASER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SELLER AGAINST PURCHASER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         Section 7.8 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 7.9       Integration; Binding Effect; Survival of Terms.

         (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         (b) This Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and permitted assigns (including any trustee in bankruptcy). Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Purchaser (and, while the Loan Agreement remains in effect, Administrator). Purchaser may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Seller. Without limiting the foregoing, Seller acknowledges that Purchaser, pursuant to the Loan Agreement, may pledge to Administrator, for the benefit of Lender and its assigns, its rights, remedies, powers and privileges hereunder. Seller agrees that Administrator, as the pledgee of Purchaser, shall, subject to the terms of the Loan Agreement, have the right to enforce this Agreement and to exercise directly all of Purchaser's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Purchaser to be given or withheld hereunder). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Seller pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

         Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                    CHOICEPOINT CAPITAL INC.


                                    By:      /s/ David E. Trine
                                             -----------------------------------
                                    Name:    David E. Trine
                                    Title:   Treasurer


                                    CHOICEPOINT FINANCIAL INC.


                                    By:      /s/ David E. Trine
                                             -----------------------------------
                                    Name:    David E. Trine
                                    Title:   Treasurer

                                    EXHIBIT I

                                   Definitions

         This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). IF A CAPITALIZED TERM IS USED IN THE AGREEMENT AND IS NOT OTHERWISE DEFINED THEREIN OR IN THIS EXHIBIT I, SUCH TERM SHALL HAVE THE MEANING ASCRIBED THERETO IN THE FIRST STEP SALE AGREEMENT (HEREINAFTER DEFINED).

         "ADMINISTRATOR" has the meaning set forth in the Preliminary Statements to the Agreement.

         "AGREEMENT" means the Receivables Sale Agreement, dated as of July 2, 2001, between Seller and Purchaser, as the same may be amended, restated or otherwise modified.

         "APPLICABLE STATE" has the meaning set forth in Section 2.1(a) of the Agreement

         "CALCULATION PERIOD" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase hereunder and the final Calculation Period shall terminate on the Termination Date.

         "CHANGE OF CONTROL" means (a) a "Change of Control" under and as defined in the First Step Agreement, or (b) Seller ceases to own , directly or indirectly, 100% of the outstanding voting securities of Purchaser.

         "COVERED TAXES" means all Taxes other than Excluded Taxes.

         "DISCOUNT FACTOR" means a percentage calculated to provide Purchaser with a reasonable profit from its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to Purchaser of financing its investment in such Receivables during such period, (ii) the risk of nonpayment by the Obligors, and (iii) the cost to Purchaser of paying the Servicer to service and collect the Receivables and Related Security on Purchaser's behalf. Seller and Purchaser may agree from time to time to change the Discount Factor applicable to Receivables based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Seller and Purchaser agree to make such change. As of the Closing Date, the Discount Factor in respect of the Receivables purchased by Purchaser from Seller is 0%.

         "EXCLUDED ITEMS" means the interest of Seller (or Purchaser, as its assignee) in Related Security which, by operation of law or enforceable contractual restrictions, either (i) cannot be transferred by Seller to Purchaser or (ii) cannot be subjected to an Adverse Claim which can be perfected by filing a UCC financing statement in the state where Seller maintains its chief executive office or is organized.

         "EXCLUDED TAXES" means, in the case of Purchaser (or any other Seller Indemnified Party), taxes imposed on its overall net income, and franchise taxes and branch profit taxes based on net income imposed on it, by (i) the jurisdiction under the laws of which Purchaser (or other Seller Indemnified Party) is incorporated or organized or (ii) the jurisdiction in which Purchaser's (or Seller Indemnified Party's) principal executive office is located.

         "EXISTING RECEIVABLE" means an "EXISTING RECEIVABLE" under and as defined in the First Step Sale Agreement in which Seller now has or hereafter acquires any rights.

         "LENDER" has the meaning set forth in the Preliminary Statements to the Agreement.

         "LOAN AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

         "MATERIAL DEBT" means Debt of Seller and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,700.

         "MATERIAL ORIGINATOR" means, on any date of determination, any Originator who originated more than 10% of the total Receivables originated during the Calculation Period then most recently ended.

         "NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, OVER (b) the sum of (i) the aggregate outstanding principal balance of the Loans under the Loan Agreement at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

         "ORIGINAL CONTRIBUTED RECEIVABLES" has the meaning set forth in Section
1.1 of the Agreement.

         "ORIGINATORS" has the meaning set forth in the preamble to the Agreement.

         "PARENT ORIGINATOR" has the meaning set forth in the preamble to the Agreement.

         "PURCHASE" means each purchase by Purchaser from Seller pursuant to
Section 1.2 of the Agreement of Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

         "PURCHASE DATE" has the meaning set forth in Section 1.2(a)of the Agreement.

         "PURCHASE PRICE" means, with respect to each Purchase by Purchaser from Seller, the aggregate price to be paid by Purchaser to Seller for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables and the associated Collections and Related Security being sold to Purchaser, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, MULTIPLIED BY (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited in accordance with Section 1.4 of the Agreement against the Purchase Price otherwise payable.

         "PURCHASE PRICE CREDIT" has the meaning set forth in Section 1.4 of the Agreement.

         "PURCHASE REPORT" has the meaning set forth in Section 1.2(b) of the Agreement.

         "PURCHASER" has the meaning set forth in the preamble to the Agreement.

         "RECEIVABLE" means a "RECEIVABLE" under and as defined in the First Step Sale Agreement in which Seller now has or hereafter acquires any rights.

         "RECEIVABLES SALE AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

         "RELATED SECURITY" means, with respect to any Receivable, (a) all "Related Security" under and as defined in the First Step Sale Agreement in which Seller now has or hereafter acquires any rights, and (b) all right, title and interest of Seller in and to, but not its obligations under, the First Step Sale Agreement.

         "SELLER INDEMNIFIED AMOUNTS" has the meaning set forth in Section 6.1.

         "SELLER INDEMNIFIED PARTY" has the meaning set forth in Section 6.1.

         "SELLER MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) on the business, property, condition (financial or otherwise) or results of operations of the Originators and their Subsidiaries (including Seller) taken as a whole, (ii) the ability of Seller to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator's, Seller's, Purchaser's, Administrator's or Lender's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "SUBORDINATED LOAN" has the meaning set forth in Section 1.3(a) of the Agreement.

         "SUBORDINATED NOTE" means the promissory note in substantially the form of Exhibit V hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "TERMINATION DATE" means the earliest to occur of (i) the Commitment Termination Date (as defined in the Loan Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f), (iii) the Business Day specified in a written notice from Purchaser to Seller following the occurrence of any other Termination Event, (iv) the occurrence of any Material Originator's Termination Date under the First Step Sale Agreement, and (v) the date which is ten (10) Business Days after Purchaser's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

         "TERMINATION EVENT" has the meaning set forth in Section 5.1 of the Agreement.

         "TRANSACTION DOCUMENTS" means, collectively, the First Step Sale Agreement, the First Step Notes, the Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered by Seller or Purchaser in connection with the foregoing.

         "UNMATURED TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event under the Agreement.

         ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.